Exhibit 99.1

magicJack Reports FOURTH Quarter AND FULL YEAR

2016 Financial Results

●	Total net revenues of $97.4 million during FY16
●	Access rights renewal revenues were $58.5 million in FY16
●	FY16 GAAP operating income of $13.8 million, Adjusted EBITDA of $25.3 million
●	FY16 GAAP diluted EPS of $0.35, non-GAAP diluted EPS of $1.02
●	Generated $14.7 million in free cash flow during FY16
●	Cash and cash equivalents of $52.4 million and no debt as of December 31, 2016
●	Don C. Bell named CEO

West Palm Beach, Fla. and Netanya, Israel, March 15, 2017 – magicJack VocalTec Ltd. (Nasdaq: CALL), a leading VoIP cloud-based communications and UCaaS company, today announced financial results for the fourth quarter and full year ended December 31, 2016.

“The company executed well in the fourth quarter highlighted by continued progress in our consumer business and free cash flow generation,” said Gerald Vento, Former President and CEO of magicJack VocalTec. “Looking forward, I am committed to ensure a smooth handover to newly named Chief Executive Officer, Don Bell and am confident in his ability to lead magicJack in the future.”

“I’m very bullish about our future. We’re shooting out of the gate with a new executive team and mobile-first and web-first strategy, which targets the needs of SOHO—the underserved mass-market segment of business communications. Combined with Broadsmart, we’ll have a complete UCaaS portfolio addressing the demands of today’s market, from individual consumers to large distributed enterprises, and from the simple to the complex, all leveraging a unified, geo-diverse CLEC network. As CEO, my immediate focus is maximizing shareholder value via our dual track approach through a proactive strategic alternatives process, and immediate execution of our business strategy,” stated Don Bell.

Fourth Quarter 2016 Financial Highlights:

–	Net revenues: Total net revenues for the fourth quarter of 2016 were $23.8 million. Net revenues from the sales of magicJack devices were $3.1 million and access rights renewal revenues were
$14.0 million, and accounted for 59% of total net revenues. Prepaid minute revenues were $1.1 million and access and wholesale charges were $1.1 million during the quarter. Broadsmart Global, Inc. contributed $2.7 million in revenues to the fourth quarter of 2016. Other revenue items contributed the remaining $1.7 million of total net revenues during the fourth quarter of 2016.

–	Operating Loss: GAAP operating loss the fourth quarter of 2016 was $0.1 million.

–	Adjusted EBITDA: Adjusted EBITDA for the fourth quarter of 2016 was $3.7 million.

–	Net Loss: GAAP net loss attributable to common shareholders for the fourth quarter of 2016 was $1.3 million or $0.08 GAAP diluted net loss per share based on 16.1 million weighted-average diluted ordinary shares outstanding.

–	Non-GAAP net income: Non-GAAP net income attributable to common shareholders for the fourth quarter of 2016 was $2.2 million or $0.14 non-GAAP net income per diluted share based on 16.1 million weighted-average diluted ordinary shares outstanding.

–	Cash and free cash flow: As of December 31, 2016, magicJack VocalTec had cash and cash equivalents of $52.4 million and no debt. During the fourth quarter of 2016, the company generated $2.0 million in net cash provided by operating activities and $1.7 million in free cash flow.

Full Year 2016 Financial Highlights:

–	Net revenues: Total net revenues for the full year 2016 were $97.4 million. Net revenues from the sales of magicJack devices were $12.8 million and access rights renewal revenues were
$58.5 million, and accounted for 60% of total net revenues. Prepaid minute revenues were $5.7 million and access and wholesale charges were $5.0 million during the full year 2016. Broadsmart Global, Inc. contributed $9.0 million in revenues to the full year 2016. Other revenue items contributed the remaining $6.4 million of total net revenues during the full year 2016.

–	Operating income: GAAP operating income for the full year 2016 was $13.8 million, compared to $25.3 million for 2015.

–	Adjusted EBITDA: Adjusted EBITDA for the full year 2016 was $25.3 million compared to $37.0 million for 2015.

–	Net income: GAAP net income attributable to common shareholders for the full year 2016 was $5.7 million, compared to $13.5 million for 2015. GAAP net income per diluted share was $0.35 based on 16.1 million weighted-average diluted ordinary shares outstanding for the full year 2016, compared to $0.79 per diluted share, based on 17.0 million weighted-average diluted shares outstanding for 2015.

–	Non-GAAP net income: Non-GAAP net income attributable to common shareholders for the full year of 2016 was $16.4 million or $1.02 non-GAAP net income per diluted share based on 16.1 million weighted-average diluted ordinary shares outstanding, compared to $25.1 million, or $1.48 non-GAAP net income per share based on 17.0 million weighted-average diluted ordinary shares outstanding for 2015.

–	Free cash flow: During the full year 2016, the company generated $14.7 million in free cash flow, compared to $24.3 million for 2015.

A reconciliation of GAAP to non-GAAP measures, as well as the calculation of free cash flow has been provided in the tables included below in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Measures.”

Additional Fourth Quarter 2016 and Recent Highlights:

–	As of December 31, 2016, magicJack had an estimated 2.15 million active MJ subscribers, which are defined as device users that are under an active subscription contract.

–	magicJack activated 95,000 subscribers during the fourth quarter of 2016. Activations are defined as devices that become activated on to a subscription contract during a given period.

–	During the quarter ended December 31, 2016, magicJack’s average monthly churn was 2.4%.

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Quarterly Conference Call:

In conjunction with this announcement, magicJack VocalTec will host a conference call on Wednesday, March 15, 2017, at 5:00 p.m. EDT to review the company's financial results for the fourth quarter and full year 2016. To access this call, dial 1-888-428-9490 (United States), or 1-719-457-2697 (international), with conference ID #5698813. A live webcast of the conference call will be accessible from the investor relations page of magicJack VocalTec's website at http://www.vocaltec.com and a recording will be archived and accessible at http://www.vocaltec.com/events.cfm. A recording of this conference call will also be available through March 29, 2017, by dialing 1-844-512-2921 (United States), or 1-412-317-6671 (international). The recording access code is #5698813.

About magicJack VocalTec Ltd.

magicJack VocalTec Ltd. (Nasdaq: CALL), the inventor of magicJack and a pioneer in Voice over IP (VoIP) technology and services, is a leading cloud communications company. With its easy-to-use, low cost solution for telecommunications, the Company has sold more than 11 million award-winning magicJack devices, which is now in its fifth generation, has millions of downloads of its free calling apps, and holds more than 30 technology patents. magicJack is the largest-reaching CLEC (Competitive Local Exchange Carrier) in the United States in terms of area codes available and number of states in which it is certified.

Broadsmart, a leading hosted UCaaS (Unified Communication as a Service) provider for medium-to-large multi-location enterprise customers, is a division of magicJack VocalTec Ltd. Broadsmart has a track record of designing, provisioning and delivering complex UCaaS solutions to blue chip corporate customers on a nationwide basis. Broadsmart has expertise in servicing enterprises with hundreds-to-thousands of locations.

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Non-GAAP Measures

The Non-GAAP measures shown in this release exclude various items detailed further below.

–	magicJack defines non-GAAP net revenues as net revenues minus the impact of certain tax matters.

–	magicJack defines adjusted EBITDA as GAAP operating income excluding: depreciation and amortization, share-based compensation, impairment of intangible assets, gain on mark-to-market, transaction related expenses, proxy contest related expenses, severance payments, provision for device returns, transition costs related to introduction of a new device, the net change to provision for bad debt expense, write-down of inventory component, a legal settlement and certain tax matters.

–	magicJack defines non-GAAP net income as GAAP net (loss) income attributable to common shareholders excluding: share-based compensation, impairment of intangible assets, gain on mark-to-market, transaction related expenses, proxy contest related expenses, severance payments, provision for device returns, transition costs related to introduction of a new device, the net change to provision for bad debt expense, write-down of inventory component, a legal settlement, tax impact from gain on mark-to-market and tax related items.

–	magicJack defines free cash flow as net cash provided by operating activities minus capital expenditures.

Reconciliations of these non-GAAP measures to the most directly comparable GAAP measures are included with the financial information included in this press release. These measures are not in accordance with, or an alternative for, GAAP and may be different from non-GAAP measures used by other companies. Management believes that the presentation of non-GAAP results, when shown in conjunction with corresponding GAAP measures, provides useful information to management and investors regarding financial and business trends related to the company's results of operations. Further, management believes that these non-GAAP measures improve management's and investors' ability to compare the company's financial performance with other companies in the technology industry. Because these items vary significantly between companies, it is useful to compare results excluding these amounts as identified below.

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Forward Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this press release, including statements about strategy, future operations, new product introductions and customer acceptance, future financial position, prospects, plans and objectives of management, are forward-looking statements. Many factors could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements. These factors include, among other things: changes to our business resulting from increased competition; our ability to develop, introduce and market innovative products, services and applications; our ability to expand our network of retail partners and to increase sales of magicJack devices; our ability to successfully monetize our products, services and applications and market them globally; delays in development we may experience with respect to magicJack devices, our mobile apps, our SMB products and Broadsmart’s products; our customer turnover rate and our customer acceptance rate; the risk that Broadsmart's assets will not be integrated successfully or that such integration may be more difficult, time consuming or costly than expected; the risk that expected increased revenues and EBITDA and expected synergies from the Broadsmart acquisition may not be fully realized or may take longer to realize than expected; the risk that magicJack will experience any difficulty maintaining relationships with Broadsmart's customers, employees or suppliers; our ability to expand our network of small, medium-sized and large businesses; changes in general economic, business, political and regulatory conditions; availability and costs associated with operating our network and business and our ability to control costs; potential liability resulting from pending or future litigation, or from changes in the laws, regulations or policies; the degree of legal protection afforded to our products; changes in the composition or restructuring of us or our subsidiaries and the successful completion of acquisitions, divestitures and joint venture activities; and the various other factors discussed in the “Risk Factors” section of our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission. Such factors, among others, could have a material adverse effect upon our business, results of operations and financial condition. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

magicJack® is a registered trademark of magicJack VocalTec Ltd. All other product or company names mentioned are the property of their respective owners.

Contact:

Seth Potter

Investor Relations

561-749-2255

ir@vocaltec.com

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CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands except per share data) (Unaudited)	Quarter Ended 31-Dec-16	Quarter Ended 31-Dec-15	Twelve Months Ended 31-Dec-16	Twelve Months Ended 31-Dec-15
Net revenues	$23,826	$24,631	$97,398	$100,962
Cost of revenues	9,178	7,781	36,734	34,142
Gross profit	14,648	16,850	60,664	66,820
Operating expenses:
Marketing	3,426	2,469	9,085	9,409
General and administrative	9,497	6,250	34,325	27,547
Research and development	1,538	1,103	5,199	4,521
Gain on mark-to-market	300	-	(1,700)	-
Total operating expenses	14,761	9,822	46,909	41,477
Operating (loss) income	(113)	7,028	13,755	25,343
Other income (expense):
Interest and dividend income	5	3	26	26
Interest expense	-	-	-	(57)
Other income (expense)	5	2	(6)	-
Total other income (expense)	10	5	20	(31)
(Loss) income before income taxes	(103)	7,033	13,775	25,312
Income tax expense	1,312	5,094	8,719	11,802
Net (loss) income	(1,415)	1,939	5,056	13,510
Net loss attributable to noncontrolling interest	154	-	635	-
Net (loss) income attributable to common shareholders	$(1,261)	$1,939	$5,691	$13,510

(Loss) earnings per ordinary share:
Basic	$(0.08)	$0.12	$0.36	$0.80
Diluted	$(0.08)	$0.12	$0.35	$0.79
Weighted average ordinary shares outstanding:
Basic	15,902	15,715	15,815	16,975
Diluted	16,113	15,771	16,064	17,045

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 CONDENSED CONSOLIDATED BALANCE SHEETS INFORMATION

(In thousands) (Unaudited)	As of 31-Dec-16	As of 31-Dec-15

ASSETS
Current Assets
Cash and cash equivalents	$52,394	$78,589
Investments, at fair value	447	367
Accounts receivable, net	3,171	2,925
Inventories, net	4,441	5,723
Deferred costs	2,319	2,097
Prepaid income taxes	527	2,747
Receivable from earnout escrow	2,000	-
Deposits and other current assets	1,970	2,655
Total current assets	67,269	95,103
Property and equipment, net	3,805	3,302
Intangible assets, net	28,854	6,687
Goodwill	47,185	32,304
Deferred tax assets	26,568	30,689
Deposits and other non-current assets	836	751
Total Assets	$174,517	$168,836
LIABILITIES AND CAPITAL EQUITY
Current Liabilities
Accounts payable	$2,790	$1,086
Income tax payable	1,527	-
Accrued expenses and other current liabilities	8,426	6,284
Deferred revenue, current portion	48,507	52,554
Total current liabilities	61,250	59,924
Deferred revenue, net of current portion	44,201	50,146
Other non-current liabilities	10,866	11,098
Total Capital Equity	58,200	47,668
Total Liabilities and Capital Equity	$174,517	$168,836

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CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands) (Unaudited)	Twelve Months Ended 31-Dec-16	Twelve Months Ended 31-Dec-15
Cash flows from operating activities:
Net income	$5,056	13,510
Provision fordoubtful accounts and billing adjustments	203	81
Share-based compensation	4,220	5,268
Depreciation and amortization	4,733	3,585
Impairment of intangible assets	998	-
Decrease of uncertain tax position	(315)	(1,789)
Deferred income tax provisions	4,418	12,863
Interest expense - non-cash	-	57
Gain on mark-to-market	(1,700)	-
Changes in operating assets and liabilities, net of business acquisitions	(2,363)	(8,211)
Net cash provided by operating activities	15,250	25,364
Cash flows from investing activities:
Purchases of investments	(80)	-
Purchases of property and equipment	(605)	(1,024)
Acquisition of Broadsmart, net of cash acquired	(40,019)	-
Acquisition of intangible assets	(321)	-
Net cash used in investing activities	(41,025)	(1,024)
Cash flows from financing activities:
Purchase of treasury stock	-	(20,000)
Payment of other current liabilities	-	(1,500)
Repurchase of ordinary shares to settle withholding liability	(430)	(198)
Proceeds from exercise of ordinary share options	10	2
Net cash used in financing activities	(420)	(21,696)

Net (decrease) increase in cash and cash equivalents	(26,195)	2,644
Cash and cash equivalents beginning of period	78,589	75,945
Cash and cash equivalents end of period	$52,394	$78,589

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RECONCILIATION OF NET REVENUES TO ADJUSTED NET REVENUES

(In thousands) (Unaudited)	Quarter Ended 31-Dec-16	Quarter Ended 1-Dec-15	Twelve Months Ended 31-Dec-16	Twelve Months Ended 31-Dec-15
Net revenues	$23,826	$24,631	$97,398	$100,962
Certain tax matters	-	(309)	57	(309)
Non-GAAP net revenues	$23,826	$24,322	$97,455	$100,653

RECONCILIATION OF OPERATING INCOME TO ADJUSTED EBITDA

(In thousands) (Unaudited)	Quarter Ended 31-Dec-16	Quarter Ended 31-Dec-15	Twelve Months Ended 31-Dec-16	Twelve Months Ended 31-Dec-15
GAAP Operating (loss) income	$(113)	$7,028	$13,755	$25,343
Depreciation and amortization	1,223	708	4,733	3,585
Share-based compensation	1,051	1,362	4,220	5,268
Impairment of intangible assets	500	-	998	-
Gain on mark-to-market	300	-	(1,700)	-
Transaction related expenses	359	79	1,377	738
Proxy contest related expenses	519	-	1,015	-
Severance payments	217	-	852	1,331
Provision for device returns	(100)	-	(100)	(52)
Transition costs related to introduction of new device			-	5
Net change to provision for bad debt expense	(219)	1	-	75
Write-down of inventory component	-	375	112	375
Legal settlement	-	-	-	675
Certain tax matters	-	(309)	57	(309)
Adjusted EBITDA	$3,737	$9,244	$25,319	$37,034

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RECONCILIATION OF NET INCOME TO NON-GAAP NET INCOME

(In thousands) (Unaudited)	Quarter Ended 31-Dec-16	Quarter Ended 31-Dec-15	Twelve Months Ended 31-Dec-16	Twelve Months Ended 31-Dec-15
GAAP Net (loss) income attributable to common shareholders	$(1,261)	$1,939	$5,691	$13,510
Share-based compensation	1,051	1,362	4,220	5,268
Impairment of intangible assets	500	-	998	-
Gain on mark-to-market	300	-	(1,700)	-
Transaction related expenses	359	79	1,377	738
Proxy contest related expenses	519	-	1,015	-
Severance payments	217	-	852	1,331
Provision for device returns	(100)	-	(100)	(52)
Transition costs related to introduction of new device	-	-	-	5
Net change to provision for bad debt expense	(219)	1	-	75
Write-down of inventory component	-	375	112	375
Legal settlement	-	-	-	675
Tax related items	820	2,919	3,982	3,223
Non-GAAP Net income	$2,186	$6,675	$16,447	$25,148

GAAP (loss) earnings per ordinary share – Diluted	$(0.08)	$0.12	$0.35	$0.79
Share-based compensation	0.07	0.09	0.26	0.31
Impairment of intangible assets	0.03	-	0.06	-
Gain on mark-to-market	0.02	-	(0.11)	-
Transaction related expenses	0.02	0.01	0.09	0.04
Proxy contest related expenses	0.03	-	0.06	-
Severance payments	0.01	-	0.05	0.08
Provision for device returns	(0.01)	-	(0.01)	(0.00)
Transition costs related to introduction of new device	-		-	0.00
Net change to provision for bad debt expense	(0.01)	0.00	-	0.00
Write-down of inventory component	-	0.02	0.01	0.02
Legal settlement	-	-	-	0.04
Tax related items	0.05	0.19	0.25	0.19
Non-GAAP Net income per share – Diluted	$0.14	$0.42	$1.02	$1.48
Weighted average ordinary shares outstanding - Diluted:	16,113	15,771	16,064	17,045

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

(In thousands) (Unaudited)	Quarter Ended 31-Dec-16	Quarter Ended 31-Dec-15	Twelve Months Ended 31-Dec-16	Twelve Months Ended 31-Dec-15
Net cash provided by operating activities	$2,007	$6,033	$15,291	$25,364
Less: Capital expenditures	(349)	(476)	(605)	(1,024)
Free cash flow	$1,658	$5,557	$14,686	$24,340

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